Exhibit 77Q1(e) - Advisory
Agreement
INVESTMENT ADVISORY
AGREEMENT
	INVESTMENT ADVISORY
AGREEMENT dated January 20,
2012, between RMR Asia Pacific
Real Estate Fund (the "Fund"), a
Delaware statutory trust, and RMR
Advisors, Inc. (the "Advisor"), a
Massachusetts corporation.
RECITALS
	WHEREAS, the Fund is
registered under the Investment
Company Act of 1940, as amended
(the "1940 Act"), as a closed-end,
non-diversified management
investment company;
	WHEREAS, the Advisor is
registered under the Investment
Advisers Act of 1940, as amended,
as an investment advisor and
engages in the business of acting as
an investment advisor;
	WHEREAS, the Fund desires
to employ the Advisor for, and the
Advisor desires to provide,
investment advisory services to the
Fund upon the terms and conditions
hereinafter set forth;
	NOW THEREFORE, in
consideration of the mutual
covenants herein contained and other
good and valuable consideration, the
receipt and sufficiency of which is
hereby acknowledged, the parties
agree as follows:
	1.  Investment Description,
Appointment.  The Fund desires to
employ its capital by investing and
reinvesting in investments of the
kind and in accordance with the
investment objectives, policies and
limitations specified in its
Agreement and Declaration of Trust,
as amended from time to time
("Charter"), its prospectus
("Prospectus") and statement of
additional information ("Statement")
filed with the Securities and
Exchange Commission ("SEC") as
part of the Fund's Registration
Statement on Forms N-2 and N-14,
as amended from time to time
("Registration Statement"), and in
the manner and to the extent as may
from time to time be approved by the
Board of Trustees of the Fund (the
"Board").  Copies of the Prospectus,
the Statement and the Charter have
been or will be submitted to the
Advisor.  The Fund agrees to provide
copies of all amendments to the
Registration Statement and the
Charter to the Advisor on an on-
going basis.  The Fund hereby
appoints the Advisor to act as the
investment advisor to the Fund. The
Advisor accepts the appointment and
agrees to furnish the services for the
compensation set forth below.
	2.  Services as Investment
Advisor.  Subject to the supervision,
direction and approval of the Board,
the Advisor will (a) manage the
Fund's holdings in accordance with
the Fund's investment objectives and
policies as stated in the Charter and
the Registration Statement; (b) make
investment decisions for the Fund;
(c) place purchase and sale orders for
portfolio transactions for the Fund;
and (d) provide research services to
the Fund.  In providing those
services, the Advisor will conduct a
continual program of investment,
evaluation and, if appropriate, sale
and reinvestment of the Fund's
assets. In compliance with applicable
law, the Advisor is hereby authorized
to retain third parties and to delegate
some or all of its duties and
obligations under this paragraph 2 to
such persons provided that such
persons shall remain under the
general supervision of the Advisor.
	3.  Standard of Care.   The
Advisor shall give the Fund the
benefit of its best judgment and
effort in rendering services. The
Advisor shall not be liable for any
act or omission or for any loss
sustained by the Fund in connection
with the matters to which this
Agreement relates, except those
involving the Advisor's willful
misfeasance, bad faith or gross
negligence in the performance of its
duties, or the reckless disregard of its
obligations and duties under this
Agreement.
	4.  Services to Other
Companies and Accounts.  The
Fund understands that the Advisor
and its affiliates now act, will
continue to act and may in the future
act as investment advisor or
fiduciary to other managed accounts
and as investment advisor or
property manager to other
investment companies or trusts.
Nothing in this Agreement shall
prevent the Advisor or any director,
officer, employee or other affiliate of
the Advisor from acting as
investment advisor, property
manager, fiduciary or administrator
for any other person, firm or
corporation, or from engaging in any
lawful activity, and shall not in any
way limit or restrict the Advisor or
any of its directors, officers,
employees or agents from buying,
selling or trading any securities for
its or their own accounts or for the
accounts of others for whom it or
they may be acting; provided,
however, that the Advisor will
undertake no activities which, in its
judgment, will adversely affect the
performance of its obligations under
this Agreement and further provided
that that whenever the Fund and one
or more other clients advised by the
Advisor have available funds for
investment, investments suitable and
appropriate for each will be allocated
in accordance with a formula
believed to be equitable to each
client. The Fund recognizes that in
some cases this procedure may
adversely affect the size of the
position obtainable for the Fund. In
addition, the Fund understands that
the persons employed by the Advisor
to assist in the performance of the
Advisor's duties under this
Agreement will not devote their full
time to such service and nothing
contained in this Agreement shall be
deemed to limit or restrict the right
of the Advisor or any affiliate of the
Advisor to engage in and devote time
and attention to other businesses or
to render services of whatever kind
or nature.
	5.  Portfolio Transactions
and Brokerage.   Subject to the
supervision of the Board, the
Advisor is authorized, for the
purchase and sale of the Fund's
portfolio securities, to employ such
securities dealers and brokers and to
negotiate brokerage commissions on
behalf of the Fund as may, in the
judgment of the Advisor, implement
the policy of the Fund to obtain the
best net results taking into account
such factors as: the net price
available; the reliability, integrity
and financial condition of the broker;
the size of and difficulty in executing
the order; and the value of the
expected contribution of the broker
to the Fund's investment
performance on a continuing basis.
The Fund understands that the cost
of the brokerage commissions in any
transaction may be greater than that
available from other brokers if the
difference is reasonably justified by
other aspects of the services offered.
Subject to such policies and
procedures as the Board may
determine, the Advisor may cause
the Fund to pay a broker that
provides research services to the
Advisor an amount of commission
for effecting a portfolio investment
transaction in excess of the amount
of commission another broker would
have charged for effecting that
transaction, if the Advisor
determines in good faith that such
amount of commission was
reasonable in relation to the value of
the research service provided by
such broker viewed in terms of either
that particular transaction or the
Advisor's ongoing responsibilities
under this Agreement. The Fund
understands that research and
investment information provided at
no cost to the Advisor by brokers
that are paid by the Fund will be
available to benefit other accounts
advised by the Advisor and its
affiliates.  In the allocation of the
Fund's brokerage business the
Advisor is authorized to consider,
subject to any policies and
procedures as the Board may
determine and applicable law, such
factors as necessary to ensure the
continued receipt of research or
brokerage services the Advisor
believes are useful in its decision-
making or trade execution processes.
	6.  Compensation of the
Advisor.  In consideration of the
advisory services pursuant to this
Agreement, the Fund agrees to pay
to the Advisor, on the first business
day of each month a fee ("Advisory
Fee") for the previous month, and the
Advisor agrees to accept as full
compensation for all services
rendered by the Advisor, computed
at the annual rate of 0.85% of the
sum of the Fund's net asset value
attributable to the Fund's outstanding
common shares, plus the liquidation
preference of the Fund's outstanding
preferred shares plus the principal
amount of any borrowings evidenced
by notes, commercial paper or other
similar instruments issued by the
Fund ("Average Daily Managed
Assets"). The value of the Fund's
Average Daily Managed Assets shall
be computed at the times and in the
manner specified by the Registration
Statement. For any period less than a
month during which this Agreement
is in effect, the fee shall be prorated
according to the proportion which
such period bears to a full month of
28, 29, 30 or 31 days, as the case
may be.
	7.  Duration and
Termination.  This Agreement shall
become effective on the date first set
forth and above and continue for two
(2) years. Thereafter, this Agreement
will continue from year to year, or
for such longer terms as may be
approved by the Board (including a
majority of the Trustees who are not
"interested persons" of the Fund, as
defined by the 1940 Act) and as may
be permitted by the 1940 Act, but
only so long as such continuation is
specifically approved at least as
often as required by the 1940 Act, as
it may be amended from time to
time.
		So long as the 1940
Act requires these provisions
respectively: (i) this Agreement may
be terminated by the Fund at any
time without penalty upon giving the
Advisor sixty days' notice and
payment of any unpaid compensation
to the Advisor described in Section
6, above, earned prior to such
termination, provided that such
termination by the Fund shall be
directed or approved by the vote of a
majority of the Trustees of the Fund
in office at the time or by the vote of
the holders of a "majority" (as
defined in the 1940 Act) of the
voting securities of the Fund at the
time outstanding and entitled to vote;
(ii) this Agreement shall terminate
automatically in the event of its
assignment (as "assignment" is
defined in the 1940 Act).
	8.  Amendment.  No
amendment of this Agreement shall
be effective unless it is in writing
and signed by the party against
which enforcement of the
amendment is sought.
	9.  Expenses.  The Advisor
will bear all the expenses in
connection with the performance of
its advisory services under this
Agreement. The Fund will bear all
other expenses incurred in the
operations of the Fund including, but
not limited to the fees payable under
this Agreement, brokerage
commissions, taxes, interest,
distributions, legal, auditing, SEC,
blue sky qualification or other
governmental fees, rating agency
fees, the cost of preparing share
certificates, custodian, transfer and
shareholder service agent costs,
accounting costs, administration
services costs (including those fees
charged by any party under any
administration or sub-administration
agreements approved by the Board)
expenses of issue, sale, redemption
and repurchase of shares, dividend
disbursing expenses, expenses of
registering and qualifying shares for
sale, the Fund's and its Board
members' proportionate share of
insurance premiums, fees of the
Board members of the Fund who are
not "affiliated persons" (as defined in
the 1940 Act) of the Advisor or any
affiliate of the Advisor, expenses
relating to Board and shareholder
meetings, the cost of preparing and
distributing reports, notices and
proxy statements to shareholders, the
fees and other expenses incurred
related to the Fund's membership in
investment company organizations
and the cost of printing copies of
prospectuses and statements of
additional information for regulatory
purposes and for distribution to the
Fund's shareholders and any
extraordinary expenses.
	10.  Governing Law.  This
Agreement shall be construed in
accordance with the laws of the State
of Delaware (without giving effect to
the principles of conflicts of law) for
contracts to be performed entirely
therein without reference to choice
of law principles and in accordance
with the applicable provisions of the
1940 Act.
	11.  Notices.  Any notice
under this Agreement shall be in
writing to the other party at such
address as the other party may
designate from time to time for the
receipt of notices and shall be
deemed to be received on the earlier
of the date actually received or on
the fourth day after the postmark if
such notice is mailed first class
postage prepaid.
	12.  License Agreement.  The
Fund shall have the non-exclusive
right to use the name "RMR Real
Estate Income Fund" to designate
any current or future series of shares
and may use the term "RMR",
including marks and symbols
containing such term or variations
thereof as considered appropriate,
only so long as RMR Advisors, Inc.
serves as investment manager or
advisor to the Fund.



	IN WITNESS WHEREOF,
the parties hereto have caused the
foregoing instrument to be executed
by their duly authorized officers and
their respective seals to be hereunto
affixed, all as of the day and the year
first above written.




RMR ASIA PACIFIC REAL ESTATE
FUND





By:

/s/ Adam D. Portnoy

Adam D. Portnoy, President and Trustee





RMR ADVISORS, INC.





By:

/s/ Mark L. Kleifges

Mark L. Kleifges, Treasurer



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919492.01-New York Server 2A - MSW